Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS ([***]), HAS BEEN OMITTED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K, BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL. IN ADDITION, CERTAIN SCHEDULES (OR SIMILAR ATTACHMENTS) HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(A)(5) OF REGULATION S-K.

CONTRACT RESEARCH AGREEMENT

委托开发协议

This Contract Research Agreement (this “Agreement”) is entered into by and between the following parties on September 15, 2025 (the “Effective Date”):

本委托开发协议（“本协议”）由以下双方于2025年 9 月 15 日（“生效日”）签订：

(1) Nanjing Hanxin Pharmaceutical Technology Co., Ltd., a limited liability company duly incorporated and validly existing under the laws of PRC, with the Unified Social Credit Code: [***] (“HX”); and
(1)	南京汉欣医药科技有限公司，一家根据中国法律正式成立并有效存续的有限责任公司，统一社会信用代码为：[***]（“HX”）；及

(2) Amphastar Pharmaceuticals, Inc., a company established and existing in accordance with the laws of the State of Delaware, the United States of America (together with its Affiliates, the “Customer”).
(2)	Amphastar Pharmaceuticals, Inc.，一家根据美国特拉华州法律成立并存续的公司（与其关联方合称为“委托方”）。

HX and the Customer are sometimes referred to herein collectively as the “Parties” and individually as a “Party”.

HX与委托方在本协议中合称为“双方”，单称为“一方”。

Whereas, the Customer intends to engage HX to research and develop certain active pharmaceutical ingredients based on specifications provided by the Customer, and HX intends to accept such engagement.

鉴于，委托方有意委托HX根据委托方提供的规格研发某些活性药物成分，且HX拟接受该等委托。

Therefore, based on the principle of good faith, the Parties hereby agree as follows:

因此，基于诚实信用的原则，双方特此达成协议如下：

1.	General
1.	总则

1.1	Headings or titles of this Agreement are used solely for convenience and shall be given no effect in the construction or interpretation of this Agreement.
1.1	本协议的标题仅为方便查阅而设，不影响对本协议的解读或解释。

1.2	Additional agreements necessary to effectuate this Agreement may be executed between the Parties. In the event of conflicting terms, the terms of this Agreement shall prevail.
1.2	双方可签署为实现本协议所必需的其他协议。如条款有冲突，以本协议的约定为准。

1.3	When used in this Agreement, the following terms shall have the meanings set forth in this section:
1.3	本协议中使用的下列术语应具有本条中规定的含义：

(a)	“Affiliate” means any person or entity which controls, is controlled by or is under the common control of a Party. As used in this Agreement, “control” means (i) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, or (ii) in the case of non-corporate entities, the direct or indirect power to manage, direct or cause the direction of the management and policies of the non-corporate entity.
(a)	“关联方”指控制一方、受一方控制或共同受一方控制的任何个人或实体。本协议中使用的“控制”指(i)就公司实体而言，直接或间接拥有至少百分之五十（50%）的具有选举董事的投票权的股票或股份，或(ii)就非公司实体而言，直接或间接拥有管理、指导或促使他人指导该非公司实体的管理和政策的权力。

(b)	“Applicable Law” means any international, national, federal, state, provincial, commonwealth, or local government law, statute, rule, requirement, code, regulation, or ordinance that applies to either Party, the Product, services hereunder or this Agreement, where applicable, rules governing distribution practice, manufacturing practice and good laboratory practice, as amended from time-to-time.

(b)	“适用法律”指适用于任一方、产品、本协议项下的服务或本协议的、经不时修订的任何国际、国家、联邦、州、省、联盟或当地政府的法律、法令、规定、要求、法典、法规或条例，以及销售规范、生产规范和实验室管理规范(如适用)。

(c)	“Business Day” means any day other than Saturday, Sunday, and other days on which banks, as required or authorized by Applicable Law, are temporarily closed for business in the PRC, United States of America.
(c)	“工作日”指除了周六、周日以及适用法律要求或银行在中国、美国暂停营业的其他日期以外的任何日期。

(d)	“Confidential Information” means technical and business information relating to inventions, proprietary ideas and/or patentable ideas, patent applications, background intellectual property, techniques, scientific knowledge, know-how processes, existing and/or contemplated products and services, software, biological material, schematics, research and development, production, costs, profit and margin information, finances and financial projections, customers, clients, licensees, marketing, and current or future business plans and models, regardless of whether such information is designated as “Confidential Information” at the time of disclosure. The term “Confidential Information” does not include such information which:
(d)	“保密信息”指与发明、专有思想和/或可转化为专利思想、专利申请、背景知识产权、技术、科学知识、专有技术、工艺、现有的和/或预期的产品和服务、软件、生物材料、图表、研究和开发、生产、成本、利润和利润率信息、财务和财务预测、顾客、客户、被许可人、营销以及当前或未来的商业计划和模式的技术和商业信息，无论该等信息在披露时是否被指定为“保密信息”。“保密信息”一词不包括下列信息：

(i)	is or becomes generally available to the public, other than through the receiving party’s disclosure,
(i)	并非通过接收方的披露而为公众普遍可获得的信息；

(ii)	was within the receiving party’s possession prior to it being furnished by or on behalf of the disclosing party, provided that receiving party’s source had no obligation of confidentiality to the disclosing party,

(ii)	在披露方或其代表提供之前已由接收方掌握的信息，前提是接收方的信息来源对披露方不承担保密义务；

(iii)	becomes available to the receiving party on a non-confidential basis from an information provider other than the disclosing party, provided that the information provider did not have a duty of confidentiality to the disclosing party, or
(iii)	接收方从除披露方之外的其他信息提供者处以非保密的方式获得的信息，前提是该信息提供者对披露方不承担保密义务；或

(iv)	is or becomes independently developed by an employee of the receiving party without access to the Confidential Information and without violating any of the receiving party’s obligations under this Agreement, as can be demonstrated by the receiving party’s written records.
(iv)	由接收方的雇员在未接触保密信息且未违反接收方在本协议项下的任何义务的情况下独立开发获得的信息，且有接收方的书面记录作为证明。

(e)	“Force Majeure” means an event beyond the reasonable control of a Party including but not limited to, a breakdown of machinery or equipment, fire, flood, sabotage, shipwreck, embargo, strike, explosion, labor trouble, pandemic and related restrictions, accident, riot, act of governmental authority (including without limitation, acts relating to raw material or product allocation, and government drug files), acts of God, acts of war and delays or failures in obtaining materials, supplies, equipment or transportation.
(e)	“不可抗力”指超出一方合理控制范围的事件，包括但不限于机器或设备故障、火灾、水灾、蓄意破坏、海难、禁运、罢工、爆炸、劳资纠纷、流行病和相关限制、事故、暴动、政府部门的行为（包括但不限于与原材料或产品分配有关的行为以及政府药品备案）、天灾、战争以及材料、供给品、设备或运输的延迟或损坏。

(f)	[***]
(f)	[***]

(g)	“Know-How” means confidential and proprietary information, technology regarding development and Manufacturing of the RCB, which shall include engineering, scientific and practical information and formula, research data, design, and procedures and others to develop and Manufacture the RCB, in use or developed by HX, in sufficient detail that enables the Customer to Manufacture the Product in its facility.
(g)	“专有技术”指与RCB的开发和制造有关的保密和专有信息和技术，该等信息和技术应包括由HX使用或开发的用于开发和制造RCB的工程、科学和实用信息、配方、研究数据、设计、程序及其他技术，且该等信息和技术足够详细，使委托方能够在其设施中制造产品。

(h)	“Licensed Technology” means all present and further intellectual property rights (including but not limited to patents and/or patent applications) held by HX, to practice HX’s process, procedures, or plan to the extent necessary or useful to Manufacture, use, promote, market, sell, sub-license or distribute the RCB and/or the Product.
(h)	“许可技术”指HX持有的、用以实施在制造、使用、推广、营销、销售、再许可或分销RCB和/或产品时所必要或有用的流程、程序或计划的所有现有和进一步的知识产权权利（包括但不限于专利和/或专利申请）。
(i)	“Manufacture” and “Manufacturing” means any steps, processes and activities necessary to produce any product, including without limitation, the manufacturing, processing, quality control testing, release and storage of any product; specifically with respect to the Product, “Manufacture” and “Manufacturing” shall include any steps, processes and activities necessary to produce any Product from the RCB.
(i)	“制造”指生产任何产品所需的任何步骤、工序和活动，包括但不限于任何产品的制造、加工、质量监控检测、发布和存储；就产品而言，“制造”应包括从RCB开始生产任何产品所需的任何步骤、工序和活动。

(j)	“PRC” means the People’s Republic of China (for the purpose of this Agreement, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan).
(j)	“中国”指中华人民共和国(为本协议之目的，不包括香港特别行政区、澳门特别行政区和台湾)。

(k)	“Product” means peptide with the primary structure [***], that meets the Specifications, whether in the active pharmaceutical ingredient form or finished pharmaceutical product form.
(k)	“产品”指一级结构为 [***]，且符合规格（包括参考产品的规格）的重组多肽，无论为活性药物成分形式或药物成品形式。

(l)	“Scope of Work” means the work that HX shall perform for the Customer to research and develop the RCB and to Manufacture the Product, as provided in Appendix A.
(l)	“工作范围”指本协议附件A中规定的、HX应为委托方研发RCB和制造产品而开展的工作。

(m)	“Specifications” means the specifications set forth in Appendix B hereof. The specifications may be adjusted from time to time by mutual written consent of the Parties.
(m)	“规格”指本协议附件B中列明的规格，可经由双方共同书面同意不时调整。

(n)	“Technology Transfer Commencement Date” shall mean the date agreed upon by the Parties, on which HX commences the transfer of technology to Customer. The commencement date shall be no later than six (6) months after the Effective Date.
(n)	“技术转让起始日”指双方约定的、HX向委托方开始进行技术转让之日，该起始日应不迟于生效日后（6）个月。

(o)	“Term” means the period during which this Agreement is in effect as set forth in section 7.
(o)	“协议期限”指本协议第7条中所约定的本协议的生效期限。

(p)	“Territory” means all countries, worldwide, without any restrictions.
(p)	“区域”指世界范围内的所有国家，不受任何限制。

2.	Provision of Services
2.	提供服务

2.1	HX shall provide services to the Customer in accordance with the Scope of Work. HX shall use its professional judgment, ability, skill and due diligence to perform services and relevant obligations under this Agreement and the Scope of Work to the best of its ability with the professionalism not lower than that of professional institutions providing similar services in the industry.

2.1	HX应根据工作范围向委托方提供服务。HX应运用其专业判断、能力、技巧和勤勉，以不低于行业内提供类似服务的专业机构的专业水准，尽其所能地履行本协议和工作范围项下之服务及相关义务。

2.2	HX shall keep the Customer informed of the progress of development and research set forth in the Scope of Work, and shall provide the Customer with written reports at least once per month, within ten (10) Business Days of the start of the succeeding month or at any other time the Customer may direct, unless otherwise expressed in the Scope of Work. Matters to be included in such reports shall be from designated by the Customer from time to time.
2.2	HX应使委托方知悉服务范围内列明的研发进程，并应至少每月、在下一个月开始后十（10）个工作日内或在委托方可能指示的任何其他时间内向委托方提供书面报告，除非工作范围另有规定。该等报告所包含的事项应由委托方不时指定。

2.3	In the event that HX expects or foresees any delay of the schedule in performing its obligations under this Agreement or the Scope of Work, HX shall immediately notify the Customer of such expectation or foreseeing and reasons thereof in writing, and follow the instructions given by the Customer. Delay of part or all of the services for more than sixty (60) Business Days shall be deemed as a material breach of this Agreement.
2.3	如果HX预期或预见其履行本协议或任何工作范围项下义务的时间表将发生任何延迟，HX应立即书面通知委托方该等预期或预见及其原因，并遵循委托方作出的指示。服务的部分或全部延迟超过六十（60）个工作日应视为对本协议的重大违反。

2.4	HX and the Customer agree that any change to the details of the Scope of Work or the assumptions upon which such Scope of Work is based may require changes to budget, estimated timelines, or payment schedule. HX shall perform the change as instructed or requested by the Customer. Any such required changes shall be reflected as a written amendment to the Scope of Work.
2.4	HX和委托方同意，对工作范围的细节或该等工作范围所依据的假设作出的任何变更可能需要对预算、预计时限或付款时间表作出变更。HX应按照委托方的指示或要求执行该等变更。任何该等变更应以对工作范围的书面修订的方式呈现。

3.	Technology Transfer
3.	技术转让

3.1	Transfer of the Know-How. All the Know-How researched and developed by HX in conducting any work or providing any service for the Customer hereunder, whether or not patentable, shall be owned and/or controlled exclusively by the Customer and HX shall acquire no rights or interests whatsoever in or to any such Know-How. During the continuance of this Agreement and thereafter, HX shall not take, or permit any other person, firm, corporation or other entity to take, any action that may limit or impair the Customer’s sole ownership of all rights, title and interests in and to any or all of the Know-How. HX shall furnish to the Customer in print and electronic format a copy of the Know-How as provided in Appendix C, as of the Technology Transfer Commencement Date and promptly and expeditiously transfer such Know-How to the Customer on such date. HX shall be responsible for obtaining all licenses, permits, authorizations and approvals and making all filings, notifications and reports to all government authorities that are necessary or appropriate for such transfer of the Know-How. For the avoidance of doubt, HX will file the technology exportation filing with the local branch of the PRC Ministry of Commerce.

3.1	转让专有技术. HX在本协议项下为委托方开展任何工作或提供任何服务的过程中研发的所有专有技术（无论是否可申请专利）均应由委托方独家拥有和/或控制，HX不得取得蕴含于任何该等专有技术之中或针对任何该等专有技术的任何权利或权益。在本协议的存续期间及之后，HX不得采取，或允许任何其他人、企业、公司或其他实体采取任何可能限制或损害委托方对蕴含于任何及所有专有技术之中的或针对任何或所有专有技术的所有权利、所有权和利益的独家所有权的任何行动。HX应于技术转让起始日以书面和电子形式向委托方提供附件C中约定的专有技术副本，并于技术转让起始日立即向委托方转让该等专有技术。HX应负责获得转让该等专有技术所必需或适宜的所有证照、许可、授权和批准，并完成向政府部门作出转让该等专有技术所必需或适宜的所有备案、通知和报告。为避免疑义，汉欣将向中国商务部的地方分支机构进行技术出口备案。

3.2	Provision of the Research Cell Banks. Title to the Research Cell Banks developed, prepared and produced by HX in conducting research and development pursuant to this Agreement shall reside with the Customer. Immediately after completion of the transfer of the Know-How as set forth herein (or such earlier time agreed to by the Parties), HX shall promptly and expeditiously provide the Customer with the Research Cell Banks in sufficient quantities as provided in Appendix A for the Customer to Manufacture the Product. HX shall be responsible for obtaining all licenses, permits, authorizations and approvals and making all filings, notifications and reports to all government authorities that are necessary or appropriate for such provision of the Research Cell Banks, including but not limited to the approval for border crossing of special goods issued by competent customs.
3.2	提供研究细胞库. HX根据本协议进行研发过程中开发、制备并生产的研究细胞库的所有权应归委托方所有。在紧接本协议约定的专有技术转让完成后（或双方同意的更早期限），HX应及时、迅速地向委托方提供如附件A所示数量充足的研究细胞库，以供委托方制造产品。HX应负责获得就提供该等研究细胞库的所必需或适宜的所有证照、许可、授权和批准，并就向委托方提供该等研究细胞库完成向政府部门所必需或适宜的所有备案、通知和报告，包括但不限于主管海关出具的特殊物品进出境审批。

3.3	License. Subject to the terms and conditions of this Agreement, HX hereby grants to the Customer a fully paid, exclusive, perpetual, transferable, sub-licensable license in the Territory, in and to all Licensed Technology.
3.3	许可. 受限于本协议的条款和条件，HX特此向委托方授予一项对所有许可技术在区域内的对价已完全支付的、排他的、永久的、可转让的、可分许可的许可。

3.4	Improved and Derived Technology. Notwithstanding any contrary provisions herein, all intellectual property rights of inventions, designs, copyrights and any other intellectual property rights derived from or any improvements to the Know-How and the Licensed Technology (“Improved and Derived Technology”) shall be the exclusive property of Customer. The Customer will have the right to seek protection, including patents, trademarks, trade secret, copyright, or any other protection the Customer deems necessary, in the Customer’s sole and exclusive discretion, to protect the Improved and Derived Technology. The Customer may offer to HX a non-exclusive license to such Improved and Derived Technology for a price to be determined in the future. HX shall take all actions, and shall execute and deliver to the Customer, or file with appropriate government authorities, all documents and other materials, as reasonably requested by the Customer, in order to permit the Customer (or any third party assignee designated by the Customer) to perfect and protect its ownership of all rights, title and interests in and to the Improved and Derived Technology therein. Except as specifically provided in this Agreement, HX shall not, either during the continuance of this Agreement or thereafter, claim or represent to any other person, firm, corporation or other entity, that HX has any right, title or interest in or to any of Improved and Derived Technology therein.
3.4	改进和衍生技术. 尽管本协议有任何相反约定，在专有技术和许可技术的基础上改进或衍生的发明、设计、版权的所有知识产权及任何其他知识产权（“改进和衍生技术”）应为委托方的专有财产。委托方有权自行决定寻求保护，包括专利、商标、商业秘密、版权或委托方认为必要的任何其他保护，以保护改进和衍生技术。委托方可向HX提供使用该等改进和衍生技术的非排他许可，价格待日后商定。HX应采取委托方合理要求的一切行动，并签署和向委托方交付或向适宜的政府部门提交委托方合理要求的一切文件及其他资料，以使得委托方（或委托方指定的任何第三方受让方）能够完善和保护其对蕴含于本协议项下改进和衍生技术中的和针对本协议项下改进和衍生技术的所有权利、所有权及利益的所有权。除本协议另有特别约定外，HX不得在本协议存续期内或之后，向任何其他人士、公司、企业或其他实体主张或声称HX拥有任何蕴含于本协议项下改进和衍生技术中的或针对本协议项下改进和衍生技术的任何权利、所有权或利益。

3.5	Non-Enforcement and Covenant Not To Sue. HX agrees not to, and shall cause its Affiliates not to bring any action against the Customer for infringement or misappropriation of any intellectual property rights in connection with this Agreement used by the Customer in accordance with the terms of this Agreement.
3.5	不执行及不起诉承诺. HX同意其不得，并应促使其关联方不得，就侵犯或盗用委托方根据本协议条款使用的与本协议有关的任何知识产权而对委托方提起任何诉讼。

3.6	HX shall not, directly or indirectly, manufacture, use, promote, market, sell, license, sub-license or distribute the RCB and/or the Product in the Territory
3.6	HX不得在区域内直接或间接地制造、使用、推广、营销、销售、许可、再许可或分销RCB和/或产品。

3.7	HX shall not, without the Customer’s prior written consent, use the data or information generated or obtained in the performance of this Agreement or any of the Customer’s Confidential Information and intellectual property rights following the completion of service hereunder.
3.7	未经委托方事先书面同意，HX不得在本协议项下的服务完成后使用在履行本协议过程中产生或获得的资料或信息或委托方的任何保密信息和知识产权。

3.8	HX shall ensure that no third party’s intellectual property right are infringed on throughout the performance of this Agreement.
3.8	HX应确保在本协议履行过程中不侵犯任何第三方的知识产权。

3.9	The Customer will retain ownership of all its Confidential Information that may be shared with HX during the Term of this Agreement, including retention of any manufacturing and production processes for the Product (and all Know-How of such processes).
3.9	委托方将保留在本协议期限内可能与HX共享的所有保密信息的所有权，包括保留产品的任何制造和生产工艺（及该等工艺的所有专有技术）。

4.	Consultation Service
4.	咨询服务

4.1	Consultative Visit by HX Personnel to the Customer’s Facility. Upon the Customer’s written request, and at a time mutually agreed upon by the Parties, HX shall provide on-site consulting support to the Customer with respect to the Manufacture and validation of the manufacturing process at the Customer’s premises or at the Customer’s manufacturing site. The Customer shall pay HX a reasonable fee for such consultative visit, as mutually agreed in writing by the Parties prior to the consultative visit.
4.1	HX人员对委托方场地的咨询性访问. 经委托方书面要求且在双方一致同意的时间，HX应在委托方的场所或委托方的生产场地向委托方提供与制造和制造工艺验证相关的现场咨询支持。委托方应向HX支付双方在咨询性访问之前一致书面同意的该等咨询性访问的合理费用。

5.	Payment
5.	付款

5.1	The Customer shall make the following payments to HX with respect to HX’s performance of the Scope of Works
5.1	就HX对工作范围的履行而言，委托方应向HX支付下列款项：
(a)	The Customer shall pay HX CNY __2,000,767___ as of the Effective Date;
(a)	委托方应于生效日向HX支付人民币__2,000,767___元；

HX shall submit to the Customer an invoice and provide the Customer with all evidential documents related to the payment at the end of each calendar quarter, and the Customer shall make payment within thirty (30) days after receipt of such invoice and inspection of all relevant evidential documents; provided however that, if the Customer disagrees with any part of the invoice, the Customer will notify HX in writing, noting its objection to the disputed item(s) with specificity within ten (10) Business Days upon receipt of the invoice and evidential documents, and pay the undisputed portion in accordance with the aforementioned period, and the Parties shall discuss and agree in good faith the remaining unpaid amount as soon as possible. The non-payment of any items disputed in good faith hereunder shall not constitute a breach of this Agreement, and HX shall not suspend the performance of services due to such non-payment.
(b)	HX应在每个公历季度末向委托方提交发票，并向委托方提供与付款相关的所有证明文件，委托方应在收悉该等发票并验证所有相关证明文件之日起三十（30）日内付款；如委托方对发票的任何部分有异议，委托方将在收到发票和证明文件后的十（10）个工作日内书面通知HX，指明其对争议事项的具体异议，并根据前述期限支付无争议部分的款项，双方应尽快善意讨论剩余未付金额并就此达成一致。根据本条对于任何善意争议款项的不予支付不应构成委托方对本协议的违反，且HX不得因该等未支付行为而中止提供服务。

(c)	Total payment made from the Customer to HX shall not exceed CNY 20,007,666.42 (Payment from Customer to HX will be adjusted from CNY to USD, based on actual currency exchange rate as reported by the Bloomberg Currency Spot Exchange Rate the date of which the invoice is issued by HX).
(c)	委托方向HX支付的总金额不得超过人民币20,007,666.42元（委托方向HX支付的款项将从人民币调整为美元，以HX发票开具之日公布的彭博货币即期汇率的实际货币兑换率计算）。

(d)	Any additional work or changes to the Scope of Work that the Customer is requesting from HX will be charged by HX to the Customer in the amount equal to the sum of (i) HX’s direct costs for such additional work, plus (ii) [***]% of the amount of such direct costs plus any applicable taxes. Any additional cost must be provided to Customer for approval prior to the work being performed.
(d)	委托方要求HX进行的任何额外工作或对工作范围的变更将由HX向委托方收取金额相当于如下各项之和的款项：(i)HX开展该等额外工作的直接支出，加上(ii)该等直接支出的[***]%再加上任何适用的税款。任何额外费用必须在开展工作前提供予委托方供批准。

6.	Regulatory Matters
6.	监管事项

6.1	The Customer is responsible for filing and obtaining any marketing authorization that is required for the marketing and sale of the Product. HX shall reasonably cooperate with the Customer in requests related to such activities.
6.1	委托方负责申请并取得上市和销售产品所需的任何上市许可。HX应合理地配合委托方提出的与该等活动相关的要求。

6.2	HX shall obtain, and maintain in full force and effect throughout the Term of this Agreement, all licenses, permits, authorizations and approvals required under all Applicable Laws, regulations and government orders, and shall make all filings, notifications and reports to all government agencies that are necessary or appropriate for the performance by HX of all of its obligations under this Agreement. If any approval, license or permit received by HX is conditioned upon any modification or amendment to this Agreement that is unacceptable to the Customer, the Customer shall have the right to terminate this Agreement with immediate effect without any further obligations whatsoever hereunder to HX. HX shall comply with all applicable industry standards, including industry regulations, operation specifications and procedures, code of conduct, etc. during the performance of this Agreement. HX shall not, through any form of act or omission, violate any applicable industry standards.
6.2	HX应取得所有适用法律、法规和政府命令项下要求的一切证照、许可、授权和批准，并在本协议期限内保持该等证照、许可、授权和批准始终完全有效，同时应向所有政府部门进行对HX履行其在本协议项下所有义务所必需或适宜的所有备案、通知和报告。如果

HX取得的任何批准、证照或许可系以对本协议的变更或修订为前提，且该等变更或修订令委托方无法接受，则委托方有权立即终止本协议，而无须在本协议项下对HX承担任何进一步义务。在履行本协议的期间，HX应遵守所有适用的行业标准，包括行业法规、操作规范和程序、行为准则等。HX不得通过任何形式的作为或不作为违反任何适用的行业标准。

7.	Term, Amendment and Termination
7.	协议期限、变更和终止

7.1	This Agreement will remain in full force and effect for a period of three (3) years from the Effective Date.
7.1	本协议将自生效日起三（3）年内保持完全有效。

7.2	During the Term, due to changes in laws and regulations, Specifications, Manufacturing procedures or other substantive conditions, this Agreement may be amended by the mutual written consent of the Parties. Any Amendment to this Agreement and its appendices hereto shall come into force with an instrument in writing signed by the Parties.
7.2	于协议期限内，因法律法规、规格、生产规程或其他实质性条件发生变化，本协议可经双方共同书面同意予以修订。对本协议及其附件的任何修订，须经双方签署书面协议方能生效。

7.3	Unless otherwise provided for herein, either Party (the “Terminating Party”) may immediately terminate this Agreement by notifying the other Party (the “Terminated Party”) in writing when one of the following situations occurs:
7.3	除本协议另有规定外，任一方（“终止方”）可在出现下述情形之一时书面通知另一方（“被终止方”）立即终止本协议：

(a)	The Terminated Party breaches this Agreement and (i) does not rectify its default within thirty (30) days on the date of receiving written notice from the Terminating Party requiring for rectification; or (ii) there is no realistic possibility to rectify such default; or (iii) such default has resulted in the inability to achieve the purpose of this Agreement;

(a)	被终止方违反本协议且(i)在收悉终止方书面通知要求其纠正违约行为之日起三十（30）日内未纠正其违约行为的；或(ii)不存在纠正该违约行为的现实可能性；或(iii)该违约导致本协议的目的无法实现；

(b)	The Terminated Party suffers a Force Majeure event which makes it impossible to achieve the purpose of this Agreement;
(b)	被终止方遭遇不可抗力事件，致使不能实现本协议的目的；

(c)	The Terminated Party expresses clearly or by behavior that it will not perform its obligations hereunder, or delays the performance of its obligations and has not fully performed the obligations after being notified;
(c)	被终止方明确表示或以行为表明其将不履行本协议项下义务，或迟延履行本协议义务且经催告后仍未全面履行的；

(d)	The Terminated Party loses the ability to perform its obligations hereunder, including but not limited to, entering bankruptcy proceedings, liquidation proceedings, being dissolved, being winding up, being revoked, or losing appropriate qualifications.
(d)	被终止方丧失履行本协议项下义务的能力，包括但不限于进入破产程序、清算程序、被解散、被注销、被吊销、丧失相应资质。

7.4	This Agreement may be terminated by mutual written consent of the Parties.
7.4	本协议可经双方共同书面同意而终止。

7.5	Termination or expiration of this Agreement shall not relieve either Party of any obligation accruing prior to such termination or expiration, including, without limitation, any breach of such obligation, or from any surviving obligation under this Agreement.
7.5	本协议的终止或到期不得免除任何一方在该等终止或届满前已产生的任何义务，包括但不限于对该等义务的任何违反，或本协议项下的任何存续义务。

7.6	Either Party shall return or destroy all documents and materials in its possession which contain Confidential Information of the other Party within thirty (30) days after termination or expiration of this Agreement. The receiving party may retain one copy of documents and materials which contain the disclosing party's Confidential Information for the purpose of verifying the receiving party's compliance with its obligations under this Agreement but for no other purpose whatsoever.
7.6	任何一方应在本协议终止或到期后三十（30）日内归还或销毁其持有的包含另一方保密信息的所有文件和材料。接收方可以保留包含披露方保密信息的文件和材料的一份副本，以核实接收方是否遵守其在本协议项下的义务，但不得以任何其他目的。

7.7	Unless otherwise provided for herein, after termination or expiration of this Agreement, section 1 (General), this section 7 (Term, Amendment and Termination), section 8 (Warranties), section 9 (Indemnities), section 10 (Confidential Information), section 11 (Force Majeure), section 12 (Notices), section 13 (Binding Effect), section 14 (Governing Law and Dispute Resolution), section 15 (Assignment), section 16 (Severability), section 17 (Entire Agreement), section 18 (Waiver), section 19 (Publicity), section 20 (Appendices), section 21 (Limitation of liability), section 22 (Counterparts and Language) shall survive.
7.7	除本协议另有规定外，在本协议终止或到期后，本协议第1条（总则）、本第7条（协议期限、变更和终止）、第8条（保证）、第9条（赔偿）、第10条（保密信息）、第11条（不可抗力）、第12条（通知）、第13条（约束力）、第14条（适用法律和争议解决）、第15条（转让）、第16条（可分割性）、第17条（完整协议）、第18条（弃权）、第19条（宣传）、第20条（附件）、第21条（责任限制）和第22条（副本和语言）应继续有效。

8.	Warranties
8.	保证

8.1	HX warrants that the RCB delivered to the Customer and pursuant to this Agreement shall at the time of such delivery not be adulterated or misbranded within the meaning of the Applicable Law, and fully meeting the Specifications. HX represents and warrants that it will comply with all present and future Applicable Laws relating to development, manufacture, and supply of the RCB being provided hereunder, including without limitation, those enforced by the United States Food and Drug Administration.
8.1	HX保证，根据本协议向委托方交付的RCB应在该等交付时不存在适用法律所指的假冒伪劣，且完全符合规格。HX陈述并保证，其将遵守与本协议项下约定的RCB的开发、生产和供应相关的所有现行和未来的适用法律，包括但不限于美国食品和药物管理局执行的适用法律。

8.2	Each party represents and warrants to the other that it is not under any obligation to any person, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.
8.2	每一方向另一方陈述并保证，该方不对任何人承担任何与本协议条款在任何方面存在冲突或不一致的，或可能妨碍其勤勉、完全地履行其在本协议项下的义务（无论是合同义务还是其他义务）。

8.3	HX represents and warrants that (i) it employs adequate numbers of skilled and experienced research, supervisory, and administrative personnel to perform works hereunder in a safe, competent, and efficient manner; (ii) it will perform works hereunder in a safe, competent, and efficient manner consistent with a high standard of workmanship and good laboratory or plant practices; (iii) it, including its facilities in which works hereunder will be conducted is, and during the Term of this Agreement shall remain, in full compliance with all Applicable Laws and regulations including but not limited to laws and regulations of PRC and of local and regional governments or ministries thereof in respect of environmental, health, safety, labor, import, export, Customs, human genetic resources, etc.; and (iv) all employees, agents, consultants or other personnel who work on the Customer’s projects hereunder, have assigned or otherwise provided all of their respective rights in any technology to HX or to the Customer.
8.3	HX陈述并保证，(i)HX雇佣了足够数量的熟练且经验丰富的研发、监督和管理人员以安全、称职、高效地开展本协议项下的工作；(ii)HX将采取较高的工艺标准以及良好的实验或生产操作规范以安全、称职、高效地开展本协议项下的工作；(iii)HX（包括其开展本协议项下工作所需的设施）目前且在本协议期限内应始终保持符合所有适用法律法规的规定，包括但不限于中国及地方和地区政府或部委关于环境、卫生、安全、劳动、进口、出口、海关、人类遗传资源等方面的法律和法规；及(iv)就本协议项下的委托方项目开展工作的所有雇员、代理人、顾问或其他人员均已将其对任何技术的一切相应权利转让或以其他方式提供予HX或委托方。

9.	Indemnities
9.	赔偿

9.1	Unless arising from the willful misconduct of HX, the Customer will defend, indemnify and hold HX and its Affiliates and their respective employees, servants and agents harmless against any liability, judgment, demand, action, suit, loss, damage, cost or other expense (including reasonable attorneys’ fees and other costs of defense) resulting from: (i) the Customer’s material breach of this Agreement or (ii) the Customer’s breach of any warranty made under this Agreement.
9.1	除非因HX故意不当行为引起，当(i)委托方严重违反本协议，或(ii)委托方违反其在本协议项下作出的任何保证，委托方应为HX及HX关联方、HX及其关联方的雇员、服务人员、代理人提供抗辩及赔偿，以使得HX及HX前述主体免受任何责任、判决、要求、行动、诉讼、损失、损害、成本或其他费用支出（包括合理的律师费及其他辩护费用）。

9.2	Unless arising from the willful misconduct of the Customer, HX will defend, indemnify and hold the Customer and its respective employees, servants and agents harmless against any liability, judgment, demand, action, suit, loss, damage, cost or other expense (including reasonable attorneys’ fees and other costs of defense) resulting from (i) HX’s gross negligence in the research, development, manufacture, storage or delivery of RCB; (ii) HX’s material breach of this Agreement; or (iii) HX’s breach of any warranty made under this Agreement.
9.2	除非因委托方故意不当行为引起，当(i)HX在研发、生产、存储或运输RCB时存在重大过失；(ii)HX严重违反本协议；或(iii)HX违反其在本协议项下作出的任何保证，HX应为委托方及其雇员、服务人员、代理人提供抗辩及赔偿，以使得委托方及委托方前述主体免受任何责任、判决、要求、行为、诉讼、损失、损害或其他费用支出（包括合理的律师费及其他辩护费用）。

9.3	Each indemnified party agrees to give the indemnifying party prompt written notice of any matter upon which such indemnified party intends to base a claim for indemnification (an “Indemnity Claim”) under section 9. The indemnifying party will have the right to participate jointly with the indemnified party in the indemnified party’s defense, settlement or other disposition of any Indemnity Claim. With respect to any Indemnity Claim relating solely to the payment of money damages and which could not result in the indemnified party’s becoming subject to injunctive or other equitable relief or otherwise adversely affect the business of the indemnified party in any manner, and as to which the indemnifying party will have acknowledged in writing the obligation to indemnify the indemnified party hereunder, the indemnifying party will have the sole right to defend, settle or otherwise dispose of such Indemnity Claim, on such terms as the indemnifying party, in its sole discretion, will deem appropriate, provided that the indemnifying party will provide reasonable evidence of its ability to pay any damages claimed and with respect to any such settlement will have obtained the written release of the indemnified party from the Indemnity Claim. The indemnifying party shall apply for a written release from the indemnified party prior to ceasing to defend, settling or otherwise disposing of any Indemnity Claim. If as a result thereof the indemnified party has been subject to injunctive or other equitable relief or the business of the indemnified party has been adversely affected in any matter, the application for exemption will be rejected.
9.3	受偿方同意立即书面通知赔偿方，其根据本协议第9条拟提起的赔偿主张（“赔偿主张”）。赔偿方有权参与受偿方对任何赔偿主张进行的辩护、和解或其他方式处理赔偿主张的活动。对于任何仅与经济赔偿有关且不会导致受偿方受限于禁令或其他衡平法救济，也不会以任何形式对受偿方的业务活动产生不利影响的赔偿主张，同时赔偿方已通过书面形式确认了其在本协议项下对受偿方的赔偿义务，则赔偿方拥有以其自行认为合理的方式辩护、和解或以其他方式处理上述赔偿主张的权利，但前提是赔偿方提供合理的证据证明其有能力支付任何被主张的损害赔偿，并且就任何此类和解已获得受偿方的书面免责声明。赔偿方应在辩护、和解或其他处理方式结束之前，向受偿方申请书面免责声明，若受偿方已获得禁令、衡平法救济或其业务活动已受到不利影响，免责申请将被拒绝。

10.	Confidential Information
10.	保密信息

10.1	The receiving party will treat as confidential and secret all information which has been or may hereafter be disclosed by the disclosing party, directly or indirectly, to the receiving party, either orally, in writing or through inspection. The receiving party shall use the Confidential Information received only to the extent necessary and for the Purpose of this Agreement. The receiving party will not disclose to anyone any Confidential Information received from the disclosing party, and will use the same degree of care, but no less than a reasonable degree of care, to prevent the disclosure of the Confidential Information to others as it uses to prevent the disclosure of its own Confidential Information. Upon request from the disclosing party, the receiving party will promptly return to the disclosing party or destroy all drawings, data, memoranda and information in physical form relating to the Confidential Information.

10.1	接收方应将披露方已经或之后向接收方直接或间接地披露的所有信息视为保密信息进行保密，无论该等披露是通过口头、书面或检查的方式进行。接收方应仅在必要的范围内为本协议的目的使用收悉的保密信息。接收方不得向任何人披露其从披露方处收悉的任何保密信息，并将以接收方防止其自身保密信息披露而采取的相同程度的谨慎（但不得低于合理的谨慎程度）防止该等保密信息披露给他人。经披露方要求后，接收方应立即向披露方归还或销毁与保密信息有关的所有图纸、数据、备忘录和实物形式的信息。

10.2	Each Party agrees to keep the Confidential Information confidential, which includes (but is not limited to) not disclosing the disclosing party’s Confidential Information, or any part thereof (except as otherwise may be provided herein), absent the disclosing party’s prior written consent, unless required to do so by Applicable Law, act or a valid order of a court or other governing, regulatory body with authority over the receiving party (“Required Disclosure”); provided that the receiving party will first give reasonable written notice to the disclosing party prior to any Required Disclosure and will exercise its best efforts to obtain an order or other reliable assurance that the Confidential Information disclosed will be treated at the highest level of confidentiality. Upon receipt of notice from the receiving party of any Required Disclosure, the disclosing party may, at the disclosing party’s expense, seek to quash or restrict the disclosure of the disclosing party’s Confidential Information and the receiving party will not oppose or seek to impede the disclosing party’s efforts to obtain such relief.
10.2	每一方同意对保密信息予以保密，包括（但不限于）未经披露方事先书面同意，不得披露披露方的保密信息或其任何部分（除非本协议另有规定），除非根据适用法律、法令或对接收方有管辖权的法院或其他管辖、监管机构的有效命令要求披露（“必要披露”），但前提是接收方应在任何必要披露前首先向披露方发出合理的书面通知，且需尽其最大努力获得法令或其他可靠保证以确保所披露的保密信息得到最高级别的保密处理。在收悉接收方发出的任何必要披露的通知时，披露方可在自行承担费用的情况下寻求撤销或限制对披露方保密信息的披露，接收方不得反对或阻碍披露方获得该等救济。

10.3	This provision of confidentiality is not intended to grant or transfer any rights to the Confidential Information to the receiving party and does not transfer or convey any rights under a patent, trademark, copyright, or other intellectual property right to or in the Confidential Information. All Confidential Information (including all copies thereof) will at all times remain the property of the disclosing party. Further, and unless otherwise provided in this Agreement, the disclosure of Confidential Information to a receiving party does not create, and is not intended to create, any form or type of agency by and between the disclosing party and the receiving party.
10.3	本保密条款无意向接收方授予或转让任何保密信息的任何权利，也无意转让或让与关于保密信息的专利、商标、版权或其他知识产权项下的任何权利。所有保密信息（包括其所有副本）将始终为披露方所有。此外，除非本协议另有规定，向接收方披露保密信息并不构成也不旨在构成披露方和接收方之间的任何形式或类型的代理关系。

10.4	The receiving party agrees that its obligations hereunder are necessary and reasonable to protect the disclosing party, and expressly agrees that monetary damages would be inadequate to compensate the disclosing party for any breach of any covenant or agreement set forth herein and that, in addition to any and all other remedies available at law or in equity, the disclosing party will be entitled to seek equitable relief, including injunction and specific performance, as a remedy for any actual or threatened breach of this Agreement, and no bond or other security will be required in connection with any such equitable relief. In the event of litigation relating to this Agreement, if a court of competent jurisdiction determines that a Party has breached this Agreement, then the non-breaching party may seek recovery of its reasonable legal fees, including any appeal, in addition to any other remedies to which the non-breaching party may be entitled.
10.4	接收方同意，其在本协议下的义务对于保护披露方而言是必要和合理的，如违反本协议约定，不仅应赔偿披露方经济损失，除法律或衡平法可获得的任何和所有其他救济之外，披露方将有权寻求衡平法救济，包括禁令和特别履行，并且无需对该等衡平法救济提供任何保函或担保。如发生与本协议有关的诉讼，如果有管辖权的法院判定一方违反了本协议，则守约方有权要求获得合理的律师费（含上诉）及采取其他补救措施。

11.	Force Majeure
11.	不可抗力

11.1If the performance by either Party of any obligation under this Agreement is prevented or impaired by a Force Majeure event, such Party will be excused from performance so long as such situation continues to prevent or impair performance, provided the Party claiming such excuse must promptly notify the other Party of the existence, nature, duration and other details of the Force Majeure event and will at all times use reasonable efforts consistent with its normal business practices to resume a complete performance.
11.1如果任何一方对其在本协议项下任何义务的履行因不可抗力事件受到阻碍或损害，则在该等情况继续阻碍或损害履约期间，该方可免除履行义务，前提是主张免于履约的一方必

须立即通知另一方不可抗力事件的存在、性质、持续时间及其他详情，并且应始终按照其正常商业惯例尽合理的努力恢复协议义务的完全履行。

11.2In the event of a Force Majeure event, the exempting party will advise the other Party from time to time as to the progress in remedying the situation and as to the time when the exempting party expects to resume its obligations.  The exempting party shall promptly inform the other Party of elimination of such Force Majeure event.
11.2不可抗力免责方应定期告知另一方补救措施的进展以及预计何时恢复履行义务。不可抗力事件结束后，免责方应立即告知另一方。

12.	Notices
12.	通知

12.1All notices hereunder shall be in writing and shall be delivered personally, mailed by overnight delivery, registered or certified mail, postage prepaid, or given by facsimile to the following addresses of the respective Parties:
12.1本协议项下的所有通知均应为书面形式，通过专人递送、隔夜快递、挂号信、预付邮资或传真方式发送到双方的以下地址：

：	仙林大学城纬地路9号C5栋 General Manager 总经理 210033 210033
If to HX: HX：	Address: [***] 地址：[***] Attn: General Manager 收件人：总经理 Post Code: [***] 邮编：[***]
If to the Customer: 委托方：	Address: Amphastar Pharmaceuticals, Inc. 11570 Sixth Street Rancho Cucamonga, CA 91730 USA 地址：Amphastar Pharmaceuticals, Inc. 11570 Sixth Street Rancho Cucamonga, CA 91730

USA Attn: Head of Administration Center 收件人：管理中心负责人

13.Binding Effect
13.约束力

13.1This Agreement shall be binding upon and inure to the benefit of the Parties and their respective assigns and successors in interest.
13.1本协议应对双方及其各自的受让人和继任人有约束力并及于其各自之利益。

14.Governing Law and Dispute Resolution
14.适用法律和争议解决

14.1The Agreement shall be construed, interpreted and governed by the laws of the State of Delaware, the United States of America.
14.1本协议应受美国特拉华州法管辖并依其解释。

14.2This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) (the “Disputes”) shall first be resolved through consultation.  If the Disputes cannot be resolved through negotiation, the Dispute (including a Dispute in connection with the validity or continuity of this Agreement) shall be submitted to arbitration. Such arbitration shall be conducted in English and shall take place in New York and shall proceed in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) and the laws of the State of New York without regard to the provisions thereof concerning conflict of laws.
14.2本协议以及因本协议及其内容或其成立而引起的或与之相关的任何争议或诉请（包括非合同争议或诉请）（“争议”）应首先由双方通过协商解决。如不能通过协商解决的，则该争议（包括有关本协议有效性或存续性的争议）应提交仲裁。该等仲裁应以英文在纽约进行，并应根据美国仲裁协会（“美国仲裁协会”）的商业仲裁规则及纽约州法律进行仲裁，不适用冲突法原则。

14.3The award of the arbitration tribunal shall be final and binding upon the Parties, and each Party may apply to a court of competent jurisdiction for enforcement of such award.  Except for matters in the Dispute during a Dispute which is being resolved in accordance with this Agreement, the Parties shall continue to perform their obligations hereunder.
14.3仲裁裁决应为终局裁决，对双方均具有约束力，每一方可向有管辖权的法院申请强制执行该等裁决。在按照本协议约定解决争议期间，除争议所涉事项外，双方应继续履行其在本协议项下的义务。

15.	Assignment
15.	转让

15.1Neither Party shall assign or transfer its rights and obligations hereunder to any other party without the prior written consent of the other Party.  Notwithstanding the foregoing, this Agreement and the rights and obligations herein may be assigned by the Customer to any of its Affiliate.  Any permitted assignee will assume all obligations of its assignor under this Agreement.
15.1未经另一方事先书面同意，任何一方不得将其在本协议项下的权利和义务让与或转让给任何其他方。尽管有前述规定，委托方可将本协议及本协议项下的权利和义务转让给其任何关联方。任何获准受让人将承担其转让人在本协议项下的所有义务。

15.2No assignment will relieve any Party of the responsibility for the performance of any obligation hereunder.
15.2任何转让均不得免除任何一方履行本协议项下任何义务的责任。

16.	Severability
16.	可分割性

16.1In the event that any term or provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the remaining terms shall be valid and enforced to the fullest extent permitted by Applicable Law.  If any term or provision of this Agreement is deemed by a court to be unenforceable because such provision is too broad in scope, the provision shall be construed in a limited scope to make it enforceable.
16.1如果本协议的任何条款或规定被有管辖权的法院认定为无效或不可执行，本协议的其余条款仍应在适用法律允许的最大范围内有效且可执行。如果本协议的任何条款或规定因其范围过于宽泛而被法院认定为不可执行，则应在限定范围内对该条款进行解释以使其可执行。

17.	Entire Agreement
17.	完整协议

17.1This Agreement constitutes the entire agreement between the Parties concerning the subject matter and supersedes all prior agreements or understandings between the Parties.
17.1本协议构成双方就本协议主题事项达成的完整协议，并取代双方先前达成的所有协议或谅解。

18.	Waiver
18.	弃权

18.1No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by authorized representatives of both Parties.  Failure by either Party to enforce any rights under this Agreement shall not be construed a waiver of any rights, nor will a waiver by a Party in one instance be construed as a continuing waiver or a waiver in other instances.
18.1除非由双方授权代表书面签署，否则对本协议任何条款的放弃或修改均为无效。任何一方未能行使本协议项下的任何权利不应被视为在该情况下或任何其他情况下放弃此类权利。任何一方在某种情况下的弃权也不应被视为持续弃权或视为在其他情况下的弃权。

19.	Publicity
19.	宣传

19.1Other than as required by Applicable Law, in the absence of specific agreement between the Parties, neither Party shall originate any publicity, news release or other public announcement, written or oral, whether to the public press, to stockholders or otherwise relating to this Agreement.
19.1除适用法律要求外，如双方未达成特别协议，任何一方均不得向公众媒体、股东或与本协议有关的其他方发布任何书面或口头的宣传、新闻发布或其他公告。

20.	Appendices
20.	附件

20.1All appendices referenced herein are made a part of this Agreement.
20.1本协议中提及的所有附件均为本协议的一部分。

21.	Limitation of Liability
21.	责任限制

21.1In no event, however, to the extent permitted by Applicable Law, shall either Party be liable to the other Party or to any third party, under this Agreement, in contract, tort (including negligence), or other-wise howsoever, and whatever the cause thereof, for lost profits, goodwill, the cost of procurement of substitute goods or for any consequential or indirect damages.  This limitation shall apply even where a Party has been advised of the possibility of such damage and notwithstanding the failure of the essential purpose of any limited remedy stated herein.
21.1在任何情况下，在适用法律允许的范围内，本协议项下一方对于另一方或任何第三方就利润损失、商誉、替代商品的采购成本或任何后续或间接损害均不承担赔偿责任，不论是基于合同、侵权（包括过失）或其他方式，且不论是何种原因造成。即使一方已被告知该等损害的可能性，且本协议规定的任何有限救济的基本目的未能实现，该等限制仍应适用。

22.	Counterparts and Language
22.	副本和语言

22.1This Agreement may be executed in several duplicates, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  For the avoidance of doubt, this Agreement is concluded both in Chinese version and English version.  In the event of any discrepancy between the Chinese version and the English version, the English version shall prevail.
22.1本协议可签署多份副本，每一份副本均应被视为原件，但所有副本应共同构成同一文件。为免疑义，本协议以中文和英文双语书就。若中文版本和英文版本之间存在不一致之处，应以英文版本为准。

In Witness whereof, the Parties have executed this Agreement by their duly authorized representatives.

有鉴于此，本协议由双方授权代表正式签署。

Amphastar Pharmaceuticals, Inc.		Nanjing Hanxin Pharmaceutical Technology Co., Ltd. 南京汉欣医药科技有限公司

By/签署:	/s/Jacob Liawatidewi	By/签署:	/s/Bao Haitao

Name/姓名:	Jacob Liawatidewi	Name/姓名:	Bao Haitao

Title/职位:	EVP Corporate Administration Center	Title/职位:	General Manager

Date/日期:	September 15, 2025	Date/日期:	September 15, 2025

APPENDIX A: SCOPE OF WORK

附件A：工作范围

As provided in the HX Proposal dated ___________________

根据[2025年__月___日]的HX提案

Provision of the RCBs – HX will supply the Customer with [***] vials of the RCB.  After HX provides the Customer with [***] vials of the RCB, HX will keep [***] vials of the RCB in stock. HX will supply the remaining [***] vials, upon the request of the Customer, at no additional cost. The Customer is responsible for the shipment/transportation costs for provision of all of the RCBs.

RCB的提供 – HX将向委托方提供 [***] 支RCB。在HX向委托方提供[***] 支RCB后，HX将储备 [***] 支RCB的库存。提供少于[***] 支的 RCB不需要额外费用。委托方应承担提供全部RCB的装运/运输费用。

APPENDIX B: SPECIFICATIONS

附件B：规格

Part of the Product development work.

产品开发工作的一部分。

APPENDIX C: LIST OF THE KNOW-HOW

附件C：专有技术清单

1. Product Research Cell bank (RCB) Research and Characterization and Report

1. 重组多肽研究细胞库（RCB）的研究和表征及报告

2. Product Process Research and Development and Report

2. 重组多肽工艺的研究和开发及报告

3. Product Lab-scale and Production Scale Sample Test and Structure Characterization and Report

3. 重组多肽实验室规模样品测试和结构表征及报告

4. Product Reference Standard Test and Structure Characterization and Report

4. 重组多肽参比标准品测试和结构表征及报告